Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
Acirca, Inc.	Delaware
AMI Holdings, Inc.	Delaware
AMI Operating, Inc.	Texas
Avalon Holding Corporation	Delaware
Avalon Natural Products, Inc.	California
Celestial Seasonings, Inc.	Delaware
Charter Baking Company, Inc.	Delaware
Clark’s UK Limited	United Kingdom
Cresset Limited	Ireland
Cully & Sully Limited	Ireland
Daily Bread Ltd.	United Kingdom
Dana Alexander, Inc.	New York
Daniels Chilled Foods Limited	United Kingdom
Daniels Group Limited	United Kingdom
De Boles Nutritional Foods, Inc.	New York
Ella’s Kitchen (Brands) Limited	United Kingdom
Ella’s Kitchen Group Limited	United Kingdom
Ella’s Kitchen, Inc.	Delaware
Ella’s Kitchen (International) Limited	United Kingdom
Ella’s Kitchen (IP) Limited	United Kingdom
ENV Lebensmittel GmbH	Germany
Epicurean Farms, LLC	Delaware
Farmhouse Fare Limited	United Kingdom
Formatio Beratungs- und Beteiligungs GmbH	Austria
GG UniqueFiber AS	Norway
General Therapeutics, Inc.	Delaware
HCGI Holdings, LLC	Delaware
HCGI International Holdings, LLC	Delaware
Hain BluePrint, Inc.	Delaware
Hain Canada Holdings, LLC	Delaware
Hain Celestial C&S Limited	United Kingdom
Hain Celestial DMCC	Dubai
Hain-Celestial Canada, ULC	Nova Scotia
Hain Celestial Europe B.V.	Netherlands
Hain Celestial India Private Limited	India
Hain Celestial Ireland Limited	Ireland
Hain Celestial Jersey Limited	Jersey

Hain Celestial UK Limited	United Kingdom
Hain Europe NV	Belgium
Hain Frozen Foods UK Limited	United Kingdom
Hain Gourmet, Inc.	Delaware
Hain Marketing, Inc.	Delaware
Hain Pure Food Co., Inc.	California
Hain Refrigerated Foods Inc.	Delaware
Hain-Yves, Inc.	Delaware
HC Holding BVBA	Belgium
Health Valley Company	Delaware
Histon Sweet Spreads Limited	United Kingdom
HPPC I, LLC	Delaware
HPPC II, LLC	Delaware
HPPC Transportation, LLC	Delaware
I Am Fresh Limited	United Kingdom
Jason Natural Products, Inc.	California
Johnson’s Fresh Products Limited	United Kingdom
Johnson’s Freshly Squeezed Juice Limited	United Kingdom
Lima Natuurvoedingsbedrijf - Lima Manufacture D’Aliments Naturales	Belgium
Little Bear Organic Foods, Inc.	California
Mona Naturprodukte GmbH	Austria
Mona Oberwart Produktions GmbH	Austria
Mona Sojaland GmbH	Germany
Natumi GmbH	Germany
Natural Nutrition Group, Inc.	Delaware
New Oxford Foods, LLC	Delaware
nSpired Natural Foods, Inc	Delaware
Orchard House Foods Limited	United Kingdom
Plainville Farms, LLC	Delaware
Queen Personal Care, Inc.	Delaware
Rudi’s Organic Bakery, Inc.	Delaware
S Daniels Limited	United Kingdom
Sonmundo, Inc.	Oregon
Spectrum Organic Products, LLC	California
Sun-Ripe Limited	United Kingdom
Swissco Manufacturing Limited	Ireland
TenderCare International, Inc.	Colorado
Terra Chips, B.V.	Netherlands
The Hain Daniels Group Limited	United Kingdom
The New Covent Garden Food Company Limited	United Kingdom

The New Covent Garden Soup Company Limited	United Kingdom
Westbrae Natural Foods, Inc.	California
Westbrae Natural, Inc.	Delaware
The Yorkshire Provender Ltd.	United Kingdom
Zia Cosmetics, Inc.	California